                                                                     Exhibit 2

                                           DONALD BURTON STOCKHOLDER AGREEMENT


                         POWERTEL STOCKHOLDER AGREEMENT

            This Stockholder Agreement (this "AGREEMENT") dated as of August 26, 2000 between the stockholders listed on the signature page hereto (collectively, the "STOCKHOLDER") and Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("DT").

            WHEREAS, simultaneously with the execution of this Agreement, Powertel, Inc., a Delaware corporation ("POWERTEL"), and DT are entering into an Agreement and Plan of Merger dated as of the date hereof providing for the merger of a subsidiary of DT with and into Powertel (as amended or modified from time to time, the "DT MERGER AGREEMENT");

            WHEREAS, DT has agreed to enter into the DT Merger Agreement only if the Stockholder enters into this Agreement;

            WHEREAS, simultaneously with the execution of this Agreement, Powertel and VoiceStream Wireless Corporation, a Delaware corporation ("VOICESTREAM"), are entering into an Agreement and Plan of Reorganization (as amended or modified from time to time, the "VOICESTREAM REORGANIZATION AGREEMENT"), dated as of the date hereof, providing for, among other things, the merger of a subsidiary of VoiceStream with and into Powertel if, but only if, the DT Merger Agreement is terminated;

            NOW THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the DT Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

            1. CERTAIN DEFINITIONS. This Agreement is one of the Powertel Stockholder Agreements referred to in the recitals to the DT Merger Agreement. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the DT Merger Agreement. In addition, for purposes of this Agreement the following terms shall have the following meanings:

            "BENEFICIALLY OWNED" or "BENEFICIAL OWNERSHIP" shall include, with respect to any securities, the beneficial ownership of such securities by a Stockholder and by any direct or indirect Subsidiary of a Stockholder.

            "DT DERIVATIVE SECURITIES" means any security convertible into or exchangeable for DT Securities or the value of which is derived from the value of DT Securities.

            "DT SECURITIES" means DT Ordinary Shares and DT Depositary Shares, each representing the right to receive one DT Ordinary Share, and any security into which DT Ordinary Shares or DT Depositary Shares are exchangeable as contemplated by Section 1.05(f) of the DT Merger Agreement.

            "TRANSFER" means, with respect to any security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or constructive sale or other disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "constructive sale" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing; provided, however, that the term "constructive sale" shall not include transactions involving the purchase and sale of securities tracking a broad-based stock index excluding the DAX Index.

            "VOICESTREAM/DT MERGER AGREEMENT" means the Agreement and Plan of Merger between VoiceStream and DT dated as of July 23, 2000, as it may be amended or modified from time to time.

            2. REPRESENTATIONS; WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents and warrants, severally and not jointly, to DT, solely with respect to itself, as of the date hereof, as follows:

           2.1 TITLE. As of the date hereof, Stockholder is the sole record and Beneficial Owner of the number of shares of Powertel Common Stock or Powertel Preferred Stock, as the case may be, set forth opposite Stockholder's name on Schedule A attached hereto (Stockholder's "EXISTING SHARES" and, together with the record ownership or Beneficial Ownership of any shares of Powertel Common Stock, Powertel Preferred Stock or other voting capital stock of Powertel acquired after the date hereof, whether upon the exercise of warrants or options, conversion of the Powertel Preferred Stock or any convertible securities or otherwise, Stockholder's "SHARES"), and/or the number of warrants, options or other rights to acquire or receive such Powertel Common Stock or Powertel Preferred Stock, as the case may be, set forth opposite Stockholder's name on Schedule A attached hereto (Stockholder's "EXISTING RIGHTS" and, together with record ownership or Beneficial Ownership of any warrants, options or other rights to acquire or receive such shares of Powertel Common Stock, Powertel Preferred Stock or other voting capital stock of Powertel acquired after the date hereof, Stockholder's "RIGHTS"). Stockholder is the lawful owner of the Existing Shares and Existing Rights, free and clear of all liens, claims, charges, security interests or other encumbrances, except as disclosed on Schedule A. As of the date hereof, the Existing Shares constitute all of the capital stock of Powertel Beneficially Owned or owned of record by Stockholder (excluding the Existing Rights) and Stockholder does not own of record or beneficially, or have the right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Powertel Common Stock or Powertel Preferred Stock or any other securities convertible into or exchangeable or exercisable for shares of Powertel Common Stock or Powertel Preferred Stock, except pursuant to the Existing Rights.

           2.2 RIGHT TO VOTE. Stockholder has, with respect to all of Stockholder's Existing Shares, and will have at the Powertel Stockholders' Meeting, with respect to all of Stockholder's Shares acquired prior to the record date for the Powertel Stockholders' Meeting, sole voting power, sole power of disposition or sole power to issue instructions with respect to the matters set forth in SECTION 4 hereof and to fulfill its obligations under such Section and shall not take any action or grant any person any proxy (revocable or irrevocable) or power-of-attorney with respect to any Shares or Rights inconsistent with his or its obligations as provided

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by SECTION 4 AND SECTION 5 hereof. Stockholder hereby revokes any and all proxies with respect to Stockholder's Existing Shares or Existing Rights to the extent they are inconsistent with the Stockholders' obligations under this Agreement.

           2.3 AUTHORITY. Stockholder has full legal power, authority, legal capacity and right to execute and deliver, and to perform its or his obligations under, this Agreement. No other proceedings or actions on the part of Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

           2.4 CONFLICTING INSTRUMENTS. Neither the execution and delivery of this Agreement, nor the performance by Stockholder of its agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any agreement, judgment, injunction, order, decree, law or regulation to which Stockholder is a party or by which Stockholder (or any of its assets) is bound.

           2.5 DT'S RELIANCE. Stockholder understands and acknowledges that DT is entering into the DT Merger Agreement in reliance upon Stockholder's execution, delivery and performance of this Agreement.

           3.    RESTRICTION ON TRANSFER; OTHER RESTRICTIONS.

           3.1 Stockholder agrees not to Transfer or agree to Transfer any Shares or Rights owned of record or Beneficially Owned by Stockholder, except as otherwise permitted by this Section 3 or pursuant to the DT Merger Agreement, Transfers to any Affiliate of the Stockholder who agrees in writing to be bound by the terms of this Agreement or Transfers which occur by operation of law if the transferee remains, or agrees in writing to remain, bound by the terms of this Agreement, other than, in each case, with DT's prior written consent.

           3.2 From the date hereof until the later of January 1, 2001 and the date of the Powertel Stockholders' Meeting, Stockholder agrees not to Transfer any Shares or Rights owned of record or Beneficially Owned by Stockholder, provided, however, that this Section 3.2 shall cease to be of any force or effect immediately upon termination of the DT Merger Agreement.

           3.3 From the later of January 1, 2001 and the date of the Powertel Stockholders' Meeting until the earlier of the Effective Time or the termination of the DT Merger Agreement, Stockholder may Transfer only up to 17.5% of Stockholder's Total Number of Shares; provided, however, that if the Effective Time shall not have occurred by July 31, 2001, the percentage specified in this
Section 3.3 shall on August 1, 2001 be increased by 3.75% and, if the Effective Time shall not have occurred by August 31, 2001, the percentage specified in this Section 3.3 shall on September 1, 2001 be increased by an additional 3.75%, for an aggregate amount from and after September 1, 2001 of 25%.

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           3.4   From the Effective Time through and including the three month anniversary of the Effective Time, Stockholder agrees not to Transfer any DT Securities or DT Derivative Securities.

           3.5 From the day following the three month anniversary of the Effective Time, through and including the six month anniversary of the Effective Time, Stockholder may Transfer only up to 40% of Stockholder's Total Number of Shares, inclusive of any Transfer of any DT Derivative Securities.

           3.6 For the avoidance of doubt, the portions of a Stockholder's Total Number of Shares permitted to be Transferred pursuant to Section 3.3 and
Section 3.5 are (i) separate and not cumulative such that if a Stockholder does not fully utilize the permission to Transfer up to 17.5% of Stockholder's Total Number of Shares pursuant to Section 3.3, Stockholder shall not be permitted to Transfer more than 40% of Stockholder's Total Number of Shares pursuant to
Section 3.5 and (ii) exclusive of any Transfers permitted by this Agreement which occur at any time after the date hereof and prior to the end of the periods specified in such Sections.

           3.7 For purposes of Section 3.3, a Stockholder's "Total Number of Shares" is equal to the sum (such sum, the "INITIAL NUMBER OF SHARES") of (i) the number of shares of Powertel Stock owned of record or Beneficially Owned by the Stockholder as of the later of January 1, 2001 and the date of the Powertel Stockholders' Meeting, including any shares of Powertel Common Stock issuable upon conversion of any shares of Powertel Preferred Stock owned by the Stockholder and (ii) the number of shares of Powertel Common Stock owned of record or Beneficially Owned by the Stockholder as a result of the exercise or conversion, as applicable, of any options, warrants or convertible securities (other than Powertel Preferred Stock) to acquire shares of Powertel Common Stock, during the period from the later of January 1, 2001 and the date of the Powertel Stockholders' Meeting, until the earlier of the Effective Time and the termination of the DT Merger Agreement. For purposes of Section 3.5, Stockholder's Total Number of Shares is equal to the sum of (A) the number of DT Securities which the Stockholder has received or may be entitled to receive as the Merger Consideration pursuant to the DT Merger Agreement in respect of the Initial Number of Shares and (B) the number of DT Securities owned of record or Beneficially Owned by the Stockholder as a result of the exercise or conversion, as applicable, of any options, warrants or convertible securities to acquire DT Securities (other than any such options, warrants or convertible securities included in the calculation of the Initial Number of Shares), during the relevant periods specified in Section 3.5.

           3.8 The foregoing limitations set forth in Sections 3.3 and 3.5 shall not apply to any Transfers pursuant to a tender offer, self tender offer, exchange offer or other transaction offered generally to holders of DT Securities and approved or not opposed by DT's Supervisory Board, and securities subject to a Transfer made pursuant to this Section 3.8 shall be deemed continued to be owned by the Stockholder for purposes of the calculations made under Sections 3.3 and 3.5.

           3.9 Stockholder agrees, prior to the Effective Time, not to effect, directly or indirectly, or through any arrangement with a third party pursuant to which such third party may


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effect, directly or indirectly, any short sales of any Powertel Stock, DT
Securities or DT Derivative Securities except in accordance with the limitations of Section 3.3.

           3.10 Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the merger contemplated by the DT Merger Agreement that Stockholder may have.

           3.11 If DT acquires any company after the date hereof for consideration valued at more than $15 billion and, at the time the agreement in respect of such acquisition by DT is entered into, (i) such company has a single stockholder who owns 10% or more or a group of stockholders owning in the aggregate 20% or more of the outstanding voting securities of such company and
(ii) in each case such stockholders are (or at any time within the prior two years were) directors of or have the right to designate one or more directors to the Board of Directors of such company or are officers of such company or such company has any 5% or greater stockholders (other than institutional investors) as to whom DT could reasonably enter into an agreement in support of such acquisition and DT obtains or could reasonably be expected to obtain the agreement of any such stockholder or group of stockholders of such company, as the case may be, to vote for and support the acquisition or to limit its powers of disposition in connection with the acquisition, the transfer restrictions specified in Section 3.1 through 3.5 shall be revised to reflect the more favorable treatment of the stockholders of such company or the absence of restrictions, as the case may be, including the grant or sufferance to exist of registration rights.

           4. AGREEMENT TO VOTE. Stockholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted, or provide a consent with respect to, all Shares that it owns of record or beneficially as of the record date for the Powertel Stockholders' Meeting at the Powertel Stockholders' Meeting and at any other annual or special meeting of stockholders of Powertel or action by written consent where such matters arise (a) in favor of the Merger and the DT Merger Agreement and approval of the terms thereof and each of the other transactions contemplated thereby and (b) against, and will not consent to, (i) approval of any Alternative Transaction or (ii) the liquidation or winding up of Powertel. The obligations of each Stockholder specified in this
SECTION 4 shall apply whether or not the Board of Directors of Powertel makes a Subsequent Determination.

           5. DELIVERY OF PROXY. In furtherance of the agreements contained in Section 4 hereof, Stockholder hereby agrees (a) to complete and send the proxy card received by Stockholder with the Powertel Proxy Statement, so that such proxy card is received by Powertel, as prescribed by the Powertel Proxy Statement, not later than the fifth Business Day preceding the day of the Powertel Stockholders' Meeting, (b) to vote, by completing such proxy card but not otherwise, all the Shares it owns of record or Beneficially Owns as of the record date for the Powertel Stockholders' Meeting (i) in favor of the Merger and the DT Merger Agreement and (ii) if the opportunity to do so is presented to Stockholder on the proxy card, against any Alternative Transaction and (c) not to revoke any such proxy.

           6. NO SOLICITATION. From and after the date hereof, the Stockholders shall not, nor shall they permit any of their respective Subsidiaries to, nor shall they authorize or permit any of their respective officers, directors, members or employees to, and shall use their reasonable best efforts to cause any investment banker, financial advisor, attorney, accountants

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or other representatives retained by them or any of their respective
Subsidiaries not to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any Alternative Transaction, or
(ii) participate in any discussions or negotiations regarding any Alternative Transaction, provided that nothing herein shall affect the ability of any Stockholder in its capacity as an officer, director, employee or advisor to Powertel to take any action permissible under the DT Merger Agreement.

           7. TERMINATION OF REGISTRATION RIGHTS. The registration rights held by the Stockholder shall, in consideration of the undertakings by DT under this Agreement and the DT Merger Agreement, be terminated and be of no further force or effect effective at the Effective Time. The Stockholder agrees that (a) until the earlier of (x) the later of January 1, 2001 and the date of the Powertel Stockholders' Meeting, and (y) the termination of the DT Merger Agreement, Stockholder shall not exercise any registration rights, (b) from the date hereof until the earlier of the termination of the DT Merger Agreement or the Effective Time, Stockholder shall not be entitled to the benefit of any preemption rights that Stockholder may have under the agreements listed in the immediately preceding sentence. None of the agreements so listed shall be amended or modified in a manner inconsistent with the terms of this Agreement without DT's prior written approval.

           8. ADDITIONAL SHARES AND ADDITIONAL RIGHTS. If, after the date hereof, a Stockholder acquires record ownership or Beneficial Ownership of any additional shares of capital stock of Powertel (any such shares, "ADDITIONAL SHARES"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of Powertel through the conversion of the Powertel Preferred Stock or through any stock dividend or stock split, or record ownership or Beneficial Ownership of any additional options, warrants or rights to acquire shares of capital stock of Powertel (any such options, warrants or rights, "ADDITIONAL RIGHTS"), the provisions of this Agreement applicable to the Shares and the Rights shall be applicable to such Additional Shares and Additional Rights from and after the date of acquisition thereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares or Additional Rights without action by any person immediately upon the acquisition by any Stockholder of record ownership or Beneficial Ownership of such Additional Shares or Additional Rights, respectively.

           9.    MISCELLANEOUS.

           9.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and, except for the Stockholders Agreements as defined in the VoiceStream Reorganization Agreement and the Stockholders Agreements as defined in the VoiceStream/DT Merger Agreement, supersedes all other prior agreements and understanding, both written and oral, among the parties hereto with respect to the Transfer or voting of Shares. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

           9.2 COSTS AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

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           9.3   INVALID PROVISIONS. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

           9.4 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument. The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of Powertel and not in any other capacity (including as directors or officers of Powertel).

           9.5 SPECIFIC PERFORMANCE. Stockholder agrees with DT as to itself that if for any reason any Stockholder fails to perform any of its agreements or obligations under this Agreement, irreparable harm or injury to DT would be caused as to which money damages would not be an adequate remedy. Accordingly, Stockholder agrees that, in seeking to enforce this Agreement against Stockholder, DT shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief. The provisions of this Section 9.5 are without prejudice to any other rights or remedies, whether at law or in equity, that DT may have against Stockholder for any failure to perform any of its agreements or obligations under this Agreement.

           9.6   AMENDMENTS; TERMINATION.

           (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

           (b)   The provisions of this Agreement (other than Sections 3, 4 and
5) shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date that is two (2) years after the date hereof, and (iii) the termination of the DT Merger Agreement. The provisions of Sections 3.2 through 3.5 of this Agreement shall terminate when the applicable time periods set forth therein lapse, the remaining provisions of Section 3 of this Agreement shall terminate when each of Sections 3.2 through 3.5 of this Agreement have terminated and the provisions of Section 4 and Section 5 of this Agreement shall terminate upon the earlier to occur of the Effective Time and the termination of the DT Merger Agreement.

           9.7   GOVERNING LAW; SUBMISSION AND JURISDICTION.

           (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

           (b) Each of the parties hereof irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be brought and determined only in the United States District Court for the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding in the courts of the State of Delaware. Each of the parties hereto hereby irrevocable submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each of the parties hereto hereby


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irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.7(b) or that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (ii) to the fullest extent permitted by the applicable law, that (x) the suit, action or proceeding in such court is brought in an inconvenient forum,
(y) the venue of such suit, action or proceeding is improper and (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.9 shall be deemed effective service of process on such party.

           9.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of Stockholder or any other individual, any executors, administrators, estates, legal representatives and heirs of Stockholder or such individual) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

           9.9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or sent by overnight courier or sent by telecopy, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

           (a) if to Stockholder, at Stockholder's address appearing on Schedule A hereto or at any other address that Stockholder may have provided in writing to DT.

           (b)   if to DT:

                        Deutsche Telekom AG
                        140 Friedrich-Ebert-Allee
                        53113 Bonn
                        Germany
                        Attention:  Kevin Copp
                        Facsimile:  +49-228-181-44177

                with a copy to:

                        Cleary, Gottlieb, Steen & Hamilton
                        One Liberty Plaza
                        New York, New York 10006
                        Attention:  Robert P. Davis

                        Facsimile:  (212) 225-3999

           9.10 WAIVER OF IMMUNITY. DT agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from setoff or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). DT agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. Section 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against DT with respect to this Agreement.

           (the remainder of this page is intentionally left blank)




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



            IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date first written above.

                                          DEUTSCHE TELEKOM AG


                                          By: /s/    Kevin Copp
                                              --------------------------
                                             Name:   Kevin Copp
                                             Title:  Head of International
                                                     Legal Affairs


                                          DONALD W. BURTON


                                           /s/       Donald W. Burton
                                          ------------------------------------



                                          THE BURTON PARTNERSHIP, L.P.


                                          By: /s/    Donald W. Burton
                                             ---------------------------------
                                             Name:   Donald W. Burton
                                             Title:  General Partner


                                          SOUTH ATLANTIC VENTURE FUND II, L.P.

                                          By:  South Atlantic Partners II, L.P.
                                              ---------------------------------
                                             Title:  General Partner


                                          By: /s/    Donald W. Burton
                                              --------------------------------
                                             Name:   Donald W. Burton
                                             Title:  Chairman


                                          SOUTH ATLANTIC VENTURE FUND III,
                                             L.P.

                                          By:  South Atlantic Partners III, L.P.
                                              ---------------------------------
                                             Title:  General Partner

                                          By: /s/    Donald W. Burton
                                              --------------------------------
                                             Name:   Donald W. Burton
                                             Title:  Chairman





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



                                          SOUTH ATLANTIC PRIVATE EQUITY FUND
                                             IV, L.P.


                                          By:     South Atlantic Private
                                                  Equity Partners IV, Inc.
                                              --------------------------------
                                             Title:  General Partner

                                          By: /s/    Donald W. Burton
                                              --------------------------------
                                             Name:   Donald W. Burton
                                             Title:  Chairman


                                          SOUTH ATLANTIC PRIVATE EQUITY FUND
                                             IV (QP), L.P.

                                          By:     South Atlantic Private
                                                  Equity Partners IV, Inc.
                                              --------------------------------
                                             Title:  General Partner


                                          By: /s/    Donald W. Burton
                                              --------------------------------
                                             Name:   Donald W. Burton
                                             Title:  Chairman


                                          THE BURTON PARTNERSHIP (QP), L.P.


                                          By: /s/    Donald W. Burton
                                              --------------------------------
                                             Name:   Donald W. Burton
                                             Title:  General Partner



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                                   SCHEDULE A


   Stockholder Name and            Number of Existing Shares                     Number and Description
   --------------------            -------------------------                     ----------------------
   Address                                                                       of Existing Rights
   -------                                                                       ------------------

Donald W. Burton                                                                  Options to acquire
614 West Bay Street, Suite                                                        10,000 shares of
200                                                                               Powertel Common Stock
Tampa, Florida 33606

The Burton Partnership,              116,104 Shares of
L.P., Donald W. Burton,              Powertel Common Stock
General Partner

The Burton Partnership               348,313 Shares of
(QP), L.P., Donald Burton,           Powertel Common Stock
General Partner

South Atlantic Venture               654,893 Shares of
Fund II, L.P.; South                 Powertel Common Stock
Atlantic Venture Partners
II, L.P., general partner,
of which Mr. Burton is
managing general partner

South Atlantic Venture               464,417 Shares of
Fund III, L.P.; South                Powertel Common Stock
Atlantic Partners III,
L.P., sole general
partner, of which Mr.
Burton is chairman

South Atlantic Private               4,200 Shares of Powertel
Equity Fund IV, L.P.;                Common Stock
South Atlantic Private
Equity Partners IV, sole
general partner, of which
Mr. Burton is chairman

South Atlantic Private               5,800 Shares of Powertel
Equity Fund IV (QP) L.P.;            Common Stock
South Atlantic Private
Equity Partners IV, Inc.,
sole general partner, of
which Mr. Burton is
chairman




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